UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 18, 2020

Date of report (Date of earliest event reported)

GENPREX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38244	90 - 0772347
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1601 Trinity Street, Suite 3.322, Austin, TX		78712
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 537-7997

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GNPX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

Amendment of Option Agreements

On March 18, 2020, Genprex, Inc. (the “Company”) entered into an Amendment No. 1 to Stock Option Agreement (the “Friedman Amendment”) with David E. Friedman, a member of the Company’s Board of Directors, and an Amendment No. 1 to Stock Option Agreement (the “Pearson Amendment” and together with the Friedman Amendment, the “Amendments”) with Robert W. Pearson, also a member of the Company’s Board of Directors, to change the vesting of a stock option granted to Mr. Friedman and a stock option granted to Mr. Pearson (each an “Option” and together, the “Options”) on December 30, 2019.

Each of the Options was an Annual Award under the Company’s Outside Director Compensation Policy and was granted with the following vesting schedule: one hundred percent (100%) of the shares subject to each Option shall vest upon the earlier of (a) the one (1) year anniversary of June 10, 2019 (the date of the Company’s 2019 annual meeting of the Company’s stockholders) and (b) the day prior to the Company’s next annual meeting of the Company’s stockholders occurring after the grant date, in each case, provided that the optionee continues to serve as a Service Provider (as defined in the Company’s 2018 Equity Incentive Plan) through the applicable vesting date.

As amended by the Amendments, one hundred percent (100%) of the shares subject to each Option shall vest upon March 18, 2020, the effective date of the Amendment.

The foregoing description of the Amendments does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the Friedman Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference and the Pearson Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

As described below, on March 18, 2020, we granted a stock option under our 2018 Equity Incentive Plan to purchase up to 11,775 shares of our common stock to each of Brent Longnecker, Jose Antonio Moreno Toscano and Will R. Wilson, Jr., each with an exercise price of $2.67 per share.

The issuances described above was made pursuant to an exemption from the registration requirement of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D thereunder.

Item 5.02: Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Brent Longnecker to Board of Directors

On March 18, 2020, the board of directors of the Company (the “Board”) appointed Brent Longnecker to fill a vacancy on the Board. Mr. Longnecker will join Class I of the Board and serve until the 2021 annual meeting of stockholders. The Board appointed Mr. Longnecker to serve as a member of the audit committee, as a member of the compensation committee and as a member of the nominating and corporate governance committee of the Board.

Mr. Longnecker was not appointed pursuant to any arrangement or understanding with any person.

In each of 2018 and 2019, the Company entered into an agreement with Longnecker & Associates, a compensation consulting firm of which Mr. Longnecker serves as Chairman and Chief Executive Officer, pursuant to which Longnecker & Associates provided advisory services to the Company’s Compensation Committee related to cash and equity compensation policies and recommendations. The Company paid Longnecker & Associates $37,000 in 2018 and $49,500 in 2019 for such services.

In accordance with the Company’s Outside Director Compensation Policy, on March 18, 2020, Mr. Longnecker was granted an option to purchase 11,775 shares of the company’s common stock at an exercise price equal to $2.67 per share, the closing price of the Company’s common stock on March 18, 2020.  One hundred percent (100%) of the shares subject to the option shall vest upon the earlier of (a) the one (1) year anniversary of March 18, 2020 and (b) the day prior to the Company's next annual meeting of the Company's stockholders occurring after the grant date, in each case, provided that Mr. Longnecker continues to serve as a Service Provider (as defined in the Company’s 2018 Equity Incentive Plan) to the Company through the applicable vesting date.

Appointment of Jose Antonio Moreno Toscano to Board of Directors

On March 18, 2020, the Board appointed Jose Antonio Moreno Toscano to fill a vacancy on the Board. Mr. Moreno Toscano will join Class III of the Board and serve until the 2020 annual meeting of stockholders. The Board appointed Mr. Moreno Toscano to serve as a member of the audit committee, as a member of the compensation committee and as a member of the nominating and corporate governance committee of the Board.

Mr. Moreno Toscano was not appointed pursuant to any arrangement or understanding with any person.

Neither Mr. Moreno Toscano nor any of his immediate family has been a party to any transaction with the Company, nor is any such transaction currently proposed, that would be reportable under Item 404(a) of Regulation S-K.

In accordance with the Company’s Outside Director Compensation Policy, on March 18, 2020, Mr. Moreno Toscano was granted an option to purchase 11,775 shares of the company’s common stock at an exercise price equal to $2.67 per share, the closing price of the Company’s common stock on March 18, 2020.  One hundred percent (100%) of the shares subject to the option shall vest upon the earlier of (a) the one (1) year anniversary of March 18, 2020 and (b) the day prior to the Company's next annual meeting of the Company's stockholders occurring after the grant date, in each case, provided that Mr. Moreno Toscano continues to serve as a Service Provider (as defined in the Company’s 2018 Equity Incentive Plan) to the Company through the applicable vesting date.

Appointment of Will R. Wilson, Jr. to Board of Directors

On March 18, 2020, the Board appointed Will R. Wilson, Jr. to fill a vacancy on the Board. Mr. Wilson will join Class II of the Board and serve until the 2022 annual meeting of stockholders. The Board appointed Mr. Wilson to serve as a member of the audit committee, as a member of the compensation committee and as a member of the nominating and corporate governance committee of the Board.

Mr. Wilson was not appointed pursuant to any arrangement or understanding with any person.

Neither Mr. Wilson nor any of his immediate family has been a party to any transaction with the Company, nor is any such transaction currently proposed, that would be reportable under Item 404(a) of Regulation S-K.

In accordance with the Company’s Outside Director Compensation Policy, on March 18, 2020, Mr. Wilson was granted an option to purchase 11,775 shares of the company’s common stock at an exercise price equal to $2.67 per share, the closing price of the Company’s common stock on March 18, 2020.  One hundred percent (100%) of the shares subject to the option shall vest upon the earlier of (a) the one (1) year anniversary of March 18, 2020 and (b) the day prior to the Company's next annual meeting of the Company's stockholders occurring after the grant date, in each case, provided that Mr. Wilson continues to serve as a Service Provider (as defined in the Company’s 2018 Equity Incentive Plan) to the Company through the applicable vesting date.

Item 8.01 Other Events.

Press Release

On March 24, 2020, the Company issued a press release announcing the appointments of Mr. Longnecker, Mr. Moreno Toscano and Mr. Wilson to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amendment No. 1 to Stock Option Agreement dated as of March 18, 2020, by and between Genprex, Inc. and David E. Friedman.
10.2	Amendment No. 1 to Stock Option Agreement dated as of March 18, 2020, by and between Genprex, Inc. and Robert W. Pearson.
99.1	Press Release dated March 24, 2020, issued by Genprex, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENPREX, INC.

Date: March 24, 2020	By:	/s/ Ryan Confer
Ryan Confer
Chief Financial Officer (Principal Financial Officer)